Exhibit 99.1

Stran & Company Reports Preliminary Selected Unaudited Results for the Nine Months Ended September 30, 2024

Completed acquisition of strategic assets of Gander Group™

Revenue expected to grow approximately 7.8% compared to the first nine months of 2023

Quincy, MA / December 23, 2024 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today reported preliminary selected unaudited results for the nine months ended September 30, 2024.

“During the quarter, we continued to execute on our growth strategy, including securing significant contracts with leading customers as well as acquiring strategic assets that complement and improve our operations,” commented Andy Shape, President and CEO of Stran. “Specifically, we completed the acquisition of assets of Gander Group™, a recognized leader in casino continuity and loyalty programs, generating over $34 million in revenue in 2023. By integrating Gander Group’s assets in the gaming, casino, and entertainment sectors with our established operational infrastructure and customer base, we anticipate significant cross-selling opportunities and operational efficiencies that will drive revenue growth and improve margins. While we are working to fully integrate Gander into Stran, we project our revenue to increase by approximately 7.8% to $57 million for the nine months ended September 30, 2024 compared to the same period in 2023. Importantly, we have continued to prioritize prudent expense management, maintaining a strong balance sheet with approximately $17 million in cash equivalents and investments and no long-term debt as of September 30, 2024. The reduction in cash reflects our strategic investment in the Gander acquisition and we have no need or plan to raise capital to support our operations or ongoing growth initiatives. Lastly, we are finalizing our financial statements and look forward to sharing further updates in the coming weeks.”

The selected unaudited results in this press release are preliminary and subject to the completion of accounting and interim review procedures and are therefore subject to adjustment.

About Stran

For over 29 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com